UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

February 2, 2012 (January 27, 2012)

Prevention Insurance.com.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-32389	88–0126444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Paragon Capital LP 110 East 59th Street, 22nd Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 593-1600
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

   ☐   Soliciting material  pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)           (1)        i)  On January 27, 2012, Conner & Associates, PC (“Conner”) resigned as the  independent certifying public accountant of Prevention Insurance.com (the "Company").

ii) The report of Conner on the financial statements of the Company for the two most recent fiscal years ended April 30, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to the Company’s ability to continue as a going concern.

iii) The resignation was accepted and ratified by the Board of Directors of the Company.

iv) During the Company’s two most recent fiscal years and any subsequent interim period through the date preceding Conner’s resignation, there were no disagreements with Conner on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Conner, would have caused Conner to make reference to the subject of that disagreement in its reports on the Company’s financial statements.

The Company requested that Conner furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not it agrees with the Company’s statements in this Item 4.01(a)(1)(i), (ii) and (iv).  A copy of the letter furnished by Conner in response to this request, dated February 2, 2012, is filed as Exhibit 16.1 to this Form 8-K.

 (2)      On February 2, 2012, the Company engaged Santora CPA Group (“Santora”) as its new independent certifying public accountant.  During the two most recent fiscal years and the interim period preceding the engagement of Santora, the Company has not consulted with Santora regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Santora or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

d)    Exhibits

No.	Exhibits
16.1	Letter to the Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2012	By:	/s/ Alan P. Donenfeld
Name: Alan P. Donenfeld
Title: President